                                                               EXHIBIT NO. 99.11

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 74 to Registration Statement No. 2-11401 of Massachusetts Investors Trust of our report dated February 7, 1997, appearing in the annual report to shareholders for the year ended December 31, 1996 and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 1997